Exhibit 99.1

          Blue Coat Reports Fiscal Second Quarter Financial Results

    SUNNYVALE, Calif., Nov. 18 /PRNewswire-FirstCall/ -- Blue Coat(TM) Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, today announced financial results for its fiscal second quarter ended October 31, 2004. Revenue for the second quarter was $21.9 million, an increase of 63% compared to revenue of $13.4 million for the same quarter last year, and an increase of 4% compared to revenue of $21.1 million in the prior quarter.
    On a GAAP basis, the Company reported net income of $0.6 million, or $0.05 per diluted share, compared to a net loss of $2.6 million, or $0.27 per share, in the same quarter last year, and net income of $1.7 million, or $0.13 per diluted share in the prior quarter.
    On a non-GAAP basis, which excludes the amortization of intangible assets, restructuring expenses, legal settlement fees, and stock compensation expense, the Company reported net income of $1.1 million, or $0.09 per diluted share, compared to a non-GAAP net loss of $0.6 million, or $0.06 per share in the same quarter last year, and non-GAAP net income of $2.2 million, or $0.17 per diluted share in the prior quarter.
    "We are pleased with the growth in our business, particularly by the positive reception of our ProxyAV(TM) appliances, which recorded strong results in its first full quarter of release," said Brian NeSmith, president and CEO of Blue Coat. "As a key component to Blue Coat's new anti-spyware solution, we look for the ProxyAV product to continue to gain market acceptance in light of more enterprises becoming aware of spyware and Web-based viruses."
    NeSmith continued, "Looking forward, we will continue the investment in our sales organization and marketing programs to address the significant market opportunity we see for Blue Coat. We also will begin the integration of Cerberian, which will broaden the market for the Blue Coat proxy appliances and provide our customers with enhanced enterprise policy controls."
    Blue Coat ended the quarter with cash, cash equivalents, short-term investments, and restricted investments totaling $44.2 million, an increase of over $1.4 million from the prior quarter. The Company also generated $3.4 million in cash from operations.

    Operating Highlights
    -- New Customers -- Blue Coat signed on more than 150 new customers in the quarter, and experienced good growth in all its geographic markets. New customers include AIG, the Boston Red Sox, Harvard Management Group, Hong Kong Broadband Network, Rolls Royce, and T. Rowe Price.
    -- First Spyware Prevention Solution -- During the quarter, Blue Coat introduced the industry's first preventive gateway anti-spyware solution, which utilizes new Spyware Policy Control to stop "drive-by" spyware installations that secretly install on desktop computers. The comprehensive solution also blocks known spyware Web sites, scans for known spyware signatures with ProxyAV, reports infections to administrators and users, and redirects infected computers for a targeted desktop cleansing. Spyware is affecting nearly all enterprise networks today, according to independent research studies, top industry analysts and IT administrators.
    -- On-Proxy URL Filtering Support -- Blue Coat also expanded its on-proxy URL filtering support in the quarter with the addition of ISS Proventia(TM) Web Filter technology on the high-performance Blue Coat ProxySG appliances. Running URL filtering on the Blue Coat proxy appliances provides increased network performance and simplified installation, and this gives customers a new option of running ISS' comprehensive database on-proxy.
    -- Cerberian Acquisition Completed - On November 16, Blue Coat completed the acquisition of Cerberian(R), a provider of URL filtering software. The acquisition enables Blue Coat to integrate Cerberian's URL filtering and categorization technology onto the Blue Coat ProxySG(TM) appliances for increased performance and enhanced enterprise policy controls. Blue Coat announced a definitive agreement to acquire the Draper, Utah based company on July 19, 2004.

    Financial Outlook
    For the third quarter of fiscal 2005 ending January 31, 2005, the Company currently anticipates sequential revenue growth of 3-6%. The Company intends to continue its investment in the fiscal third quarter in its sales organization as well as in modest engineering growth and continued higher levels of G&A spending, primarily due to Sarbanes-Oxley compliance. In addition, expenses for the third fiscal quarter will include approximately $0.2 million in additional cost of goods sold and $0.5 million in additional operating expenses resulting from the acquisition of Cerberian. Given these investments and additional costs, the Company currently anticipates that non- GAAP net income will be in the range of $0.5-$1.0 million or diluted non-GAAP earnings per share in the range of $0.04-$0.07.
    Non-GAAP net income excludes the write-off of acquired in-process technology, amortization of intangible assets, legal settlement fees, restructuring expenses, and stock compensation expense. Giving effect to these exclusions, diluted GAAP earnings per share are expected to be in the range of $0.02-$0.05 per share. These anticipated earnings, however, do not include any additional charges that might occur due to the acquisition of Cerberian, such as the write-off of in-process technology, or the amortization of identifiable intangibles.
    Blue Coat historically uses the non-GAAP financial measures of income discussed above for internal evaluation and to report results of its business. Blue Coat believes that these measures best allow its management and investors to understand its activities and potential activities with customers. The Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results, as well as comparability to similar companies in the company's industry, most of which present the same non-GAAP financial measures to investors.

    Conference Call & Webcast
    The company will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the quarterly results. Participants should call 800-450-0785 (toll-free) or 612-332-0820 (toll call) with the passcode:
741761. A replay of the call will be available starting November 18 at 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time), and can be accessed by calling 800-475-6701 (toll-free) or 320-365-3844 with the passcode: 741761. An audio
Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations .

    About Blue Coat Systems
    Blue Coat enables organizations to keep "good" employees from doing "bad" things on the Internet. Blue Coat high-performance proxy appliances provide visibility and control of Web communications to address today's new business risks -- such as inappropriate Web surfing, spyware, viruses brought in via back door channels such as instant messaging and Web-based email, and network resource abuse due to peer-to-peer (P2P) file sharing and video streaming. Trusted by many of the world's most influential organizations, Blue Coat has shipped more than 20,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at 408-220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' future operating results, long-term business prospects, future product acceptance, ability to integrate Cerberian and expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-Q for the quarter ended July 31, 2004, and other reports filed from time to time with the Securities and Exchange Commission.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.



                             BLUE COAT SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                                 October 31,         April 30,
                                                    2004               2004
                                                (Unaudited)
    ASSETS
    Current assets:
       Cash and cash equivalents                  $42,609            $39,424
       Short-term investments                          80                 80
       Accounts receivable, net                    10,794             10,441
       Inventories                                  1,269              1,595
       Prepaid expenses and other
        current assets                              2,115              1,829
       Notes receivable                               842                 --
    Total current assets                           57,709             53,369

    Property and equipment, net                     3,350              2,490
    Restricted investments                          1,493              1,991
    Goodwill                                        7,470              7,456
    Identifiable intangible assets, net             2,046              1,849
    Other assets                                      503                881
    Total assets                                  $72,571            $68,036

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
       Accounts payable                            $3,033             $2,890
       Accrued payroll and related
        benefits                                    2,885              2,564
       Deferred revenue                            11,532             10,514
       Accrued acquisition costs                    1,488              4,991
       Accrued restructuring reserve                2,949              3,100
       Accrued royalty expense                      1,186                432
       Other accrued liabilities                    2,624              2,141
    Total current liabilities                      25,697             26,632

    Accrued restructuring, less current
     portion                                        2,204              3,504
    Deferred revenue, less current
     portion                                        2,159              1,785
    Total liabilities                              30,060             31,921

    Commitments

    Stockholders' equity:
       Common stock                                     1                  1
       Additional paid-in capital                 906,530            903,141
       Treasury stock                                (903)              (903)
       Deferred stock compensation                     (5)              (727)
       Accumulated deficit                       (863,112)          (865,399)
       Accumulated other comprehensive
        income (loss)                                  --                  2
    Total stockholders' equity                     42,511             36,115
    Total liabilities and stockholders'
     equity                                       $72,571            $68,036


                             BLUE COAT SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)

                                       Three Months Ended    Six Months Ended
                                           October 31,         October 31,
                                         2004      2003       2004      2003

    Net sales:
      Products                          $17,906   $10,175  $35,047   $19,380
      Services                            4,022     3,243    8,005     6,448
    Total net sales                      21,928    13,418   43,052    25,828
    Cost of goods sold:
      Products                            6,096     3,700   11,798     6,896
      Services                            1,398       853    2,614     1,799
    Total cost of goods sold              7,494     4,553   14,412     8,695

    Gross profit                         14,434     8,865   28,640    17,133

    Operating expenses:
       Research and development           3,708     2,697    7,304     5,010
       Sales and marketing                7,713     5,578   14,484    11,292
       General and administrative         2,063     1,167    3,747     2,190
       Amortization of intangible
        assets                              152        --      304        --
       Legal settlement fees                 --     1,100       --     1,100
       Restructuring                         --       856       --       856
       Stock compensation                   358       123      722       408
    Total operating expenses             13,994    11,521   26,561    20,856

    Operating income (loss)                 440    (2,656)   2,079    (3,723)
    Interest income                         150        87      242       172
    Other income (expense)                   (3)      (28)      16       (57)
    Net income (loss) before income
     taxes                                  587    (2,597)   2,337    (3,608)
    Provision for income taxes               20       (47)     (50)      (92)
    Net income (loss)                      $607   $(2,644)  $2,287   $(3,700)


    Basic net income (loss) per common
     share                                $0.05    $(0.27)   $0.21    $(0.40)
    Diluted net income (loss) per
     common share                         $0.05    $(0.27)   $0.18    $(0.40)

    Shares used in computing basic net
     income (loss)
       per common share                  11,197     9,630   11,131     9,274

    Shares used in computing diluted
     net loss per common share           12,283     9,630   12,557     9,274




                           BLUE COAT SYSTEMS, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)
                                   (Unaudited)

                                                        Six Months Ended
                                   October 31,
                                    2004 2003
    Operating Activities
    Net income (loss)                               $2,287           $(3,700)
    Adjustments to reconcile net income
     (loss) to net cash used in operating activities:
    Depreciation                                       675             1,219
    Amortization of intangible assets                  340                --
    Gain on disposition of equipment                    --               (29)
    Stock compensation                                 722               408
    Restructuring expense                               --               856
    Interest on notes receivable                        (7)               (6)
    Changes in operating assets and
     liabilities:
    Accounts receivable                               (353)            4,035
    Inventories                                        326               483
    Prepaid expenses and other current
     assets                                           (286)             (688)
    Other assets                                       378                53
    Deferred revenue                                 1,392               (24)
    Accounts payable                                   143             1,008
    Accrued liabilities                               (647)           (2,195)
    Accrued royalty expense                            754                45
    Net cash provided by operating
     activities                                      5,724             1,465

    Investing Activities
    Sales of investment securities, net                496             9,088
    Purchases of capitalized software                 (537)               --
    Proceeds from sales of equipment                    --                39
    Purchases of property and equipment             (1,535)             (329)
    Acquisition of Ositis, net of cash
     acquired                                         (678)               --
    Net cash (used in) provided by
     investing activities                           (2,254)            8,798

    Financing Activities
    Net proceeds from issuance of common
     stock                                             550               348
    Issuance of notes receivable to
     Cerberian                                        (835)               --
    Net proceeds from equity financing                  --            12,944
    Net cash (used in) provided by
     financing activities                             (285)           13,292

    Net increase in cash and cash
     equivalents                                     3,185            23,555
    Cash and cash equivalents at
     beginning of period                            39,424            12,784

    Cash and cash equivalents at end of
     period                                        $42,609           $36,339


SOURCE  Blue Coat Systems, Inc.
    -0-                             11/18/2004
    /CONTACT:  media, Tony Thompson of Blue Coat Systems, Inc.,
+1-408-220-2305, or tony.thompson@bluecoat.com; or investors, JoAnn Horne of Market Street Partners, +1-415-445-3235, or maria@marketstreetpartners.com, for Blue Coat Systems, Inc./
    /Web site:  http://www.bluecoat.com /
    (BCSI)

CO:  Blue Coat Systems, Inc.
ST:  California
IN:  CPR STW
SU:  ERN ERP CCA